 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 8, 2025
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard
6th Floor
Stamford, CT 06902
(Address of principal executive offices) (Zip Code)
(914) 641-2000
(Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2025, ITT Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell 7,000,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $167.00 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters an option to purchase up to an additional 1,050,000 shares of Common Stock, which was exercised in full on December 9, 2025.

Net proceeds from the Offering were approximately $1.31 billion, after deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund a portion of the purchase price of the previously announced acquisition of the business of SPX FLOW, Inc. (the “Acquisition”); however, if the Acquisition is not consummated, the Company intends to use the net proceeds from the Offering for general corporate purposes. The Offering closed on December 10, 2025.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory and investment banking services for the Company for which they have received or will receive customary fees and expenses. Goldman Sachs & Co. LLC and UBS Securities LLC are acting as financial advisors to the Company in connection with the Acquisition for which they will each receive a customary fee.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-282956) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (“SEC”) on December 8, 2025, and a final prospectus supplement, dated December 8, 2025, filed with the SEC on December 10, 2025.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.
Item 7.01 Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release announcing the proposed Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

On December 9, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2025, by and among ITT Inc., Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Barnes & Thornburg LLP.

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).

99.1	Press release issued by ITT Inc., dated December 8, 2025.

99.2	Press release issued by ITT Inc., dated December 9, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

December 10, 2025	By:	/s/ Lori B. Marino
		Name:	Lori B. Marino
		Title:	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary
(Authorized Officer of Registrant)